Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports First Quarter 2017 Results

•	Revenues were $1.72 billion

•	Operating margin was 9.5%

•	Segment operating margin was 7.0%

•	Diluted earnings per share was $2.56

•	Cash and cash equivalents at the end of the quarter were $608 million

NEWPORT NEWS, Va. (May 4, 2017) - Huntington Ingalls Industries (NYSE:HII) reported first quarter 2017 revenues of $1.72 billion, down 2.2 percent from the same period last year. Diluted earnings per share in the quarter was $2.56, compared to $2.87 in the same period of 2016.
Operating income in the quarter was $164 million, compared to $198 million in the same period last year. Operating margin in the quarter was 9.5 percent, compared to 11.2 percent in the same period last year. These decreases were driven by lower volumes and risk retirements in our shipbuilding segments and the establishment of a $29 million reserve against accounts receivable at Technical Solutions related to Westinghouse Electric Company’s bankruptcy filing, partially offset by the favorable FAS/CAS Adjustment.
New business awards for the quarter were approximately $600 million, bringing total backlog to approximately $20.0 billion as of Mar. 31, 2017.

“I am pleased with our performance at both Ingalls and Newport News and the progress we are making at our newly created services organization, Technical Solutions” said Mike Petters, HII’s president and CEO. “We are executing well on our shipbuilding programs and are focused on the integration and operations of our services organization.”

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended
	March 31
(in millions, except per share amounts)	2017	2016	$ Change	% Change
Sales and service revenues	$1,724	$1,763	$(39)	(2.2)%
Operating income (loss)	164	198	(34)	(17.2)%
Operating margin %	9.5%	11.2%		(172) bps
Segment operating income (loss)[1]	120	166	(46)	(27.7)%
Segment operating margin %[1]	7.0%	9.4%		(246) bps
Net earnings (loss)	119	136	(17)	(12.5)%
Diluted earnings (loss) per share	$2.56	$2.87	$(0.31)	(10.8)%

Weighted-average diluted shares outstanding	46.4	47.4

Adjusted Net Earnings (Loss)
Net earnings (loss)	$119	$136	$(17)	(12.5)%
After-tax FAS/CAS Adjustment[2]	(32)	(23)	(9)	39.1%
Adjusted Net Earnings (Loss)[3]	$87	$113	$(26)	(23.0)%

Adjusted Diluted EPS
Diluted earnings (loss) per share	$2.56	$2.87	$(0.31)	(10.8)%
After-tax FAS/CAS Adjustment per share[2]	(0.69)	(0.49)	(0.20)	40.8%
Adjusted Diluted EPS[3]	$1.87	$2.38	$(0.51)	(21.4)%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income (loss). See Exhibit B for definitions and reconciliations.
[2] Tax effected at 35% federal statutory rate.
[3] Non-GAAP measures. See Exhibit B for definitions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2017	2016	$ Change	% Change
Revenues	$550	$586	$(36)	(6.1)%
Segment operating income (loss)[1]	66	82	(16)	(19.5)%
Segment operating margin %[1]	12.0%	14.0%		(200) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls revenues for the first quarter decreased $36 million, or 6.1 percent, from the same period in 2016, due to lower revenues in amphibious assault ships and surface combatants, partially offset by higher revenues in the Legend-class National Security Cutter (NSC) program. Lower amphibious assault ships revenues were due to decreased volume on USS John P. Murtha (LPD 26) delivered in the second quarter of 2016, partially offset by increased volumes on Bougainville (LHA 8) and Fort Lauderdale (LPD 28). Lower surface combatant revenues were primarily due to decreased volumes on Frank E. Petersen Jr. (DDG 121), Ralph Johnson (DDG 114) and Delbert D. Black (DDG 119), partially offset by higher volume on Lenah H. Sutcliffe Higbee (DDG 123). Higher NSC program revenues were due to increased volumes on Stone (NSC 9), Kimball (NSC 7) and Midgett (NSC 8), partially offset by lower volume on USCGC Munro (NSC 6) following delivery in 2016.
Ingalls segment operating income for the first quarter was $66 million, a decrease of $16 million from the same period last year. Segment operating margin in the quarter was 12.0 percent, compared to 14.0 percent in the same period last year. These decreases were primarily due to lower risk retirement on USS John P. Murtha and Portland (LPD 27), partially offset by higher risk retirement on the NSC program.

Key Ingalls milestones for the quarter:

•	Christened Kimball

•	Authenticated the keel for Frank E. Petersen Jr.

•	Authenticated the keel for Midgett

•	Started fabrication of Lenah H. Sutcliffe Higbee

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2017	2016	$ Change	% Change
Revenues	$971	$993	$(22)	(2.2)%
Segment operating income (loss)[1]	72	81	(9)	(11.1)%
Segment operating margin %[1]	7.4%	8.2%		(74) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
Newport News revenues for the first quarter decreased $22 million, or 2.2 percent, from the same period in 2016, driven by lower revenues in submarines, partially offset by higher revenues in aircraft carriers. Lower submarines revenues related to the Virginia class (SSN 774) submarine (“VCS”) program were due to decreased volumes on Block III boats, partially offset by increased volumes on Block IV boats. Higher aircraft carriers revenues were due to increased volumes on the advance planning contract for the refueling and complex overhaul (RCOH) of USS George Washington (CVN 73), the construction contract for John F. Kennedy (CVN 79) and the advance planning contract for Enterprise (CVN 80), partially offset by decreased volumes on the execution contract for the RCOH of USS Abraham Lincoln (CVN 72) and the construction contract for Gerald R. Ford (CVN 78).
Newport News segment operating income for the first quarter was $72 million, a decrease of $9 million from the same period last year. Segment operating margin was 7.4 percent for the quarter, compared to 8.2 percent in the same period last year. These decreases were due to lower volume and risk retirement on the VCS program, partially offset by higher volume on the advance planning contract for the RCOH of USS George Washington.

Key Newport News milestones for the quarter:

•	Awarded a $25.5 million modification to an existing contract in support of advance fabrication of the aircraft carrier Enterprise

•	Awarded a $29.7 million contract for the procurement of long-lead material for the first two Block V boats of the Virginia class submarines program

•	Hosted a visit by President Donald J. Trump, at which he called aircraft carriers “the centerpiece of American military might overseas”

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Technical Solutions

	Three Months Ended
	March 31
($ in millions)	2017	2016	$ Change	% Change
Revenues	$225	$208	$17	8.2%
Segment operating income (loss)[1]	(18)	3	$(21)	NM2
Segment operating margin %[1]	(8.0)%	1.4%		NM2
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
2 NM means the % change is “not meaningful”.

Revenues in the Technical Solutions segment for the first quarter increased $17 million, or 8.2 percent, from the same period last year, primarily due to the acquisition of Camber, partially offset by higher volumes in the first quarter of 2016 from the resolution of outstanding contract changes on a nuclear and environmental commercial contract.

Segment operating loss for the quarter was $18 million, a decrease of $21 million from the same period last year. The decrease was primarily due to the establishment of a $29 million reserve against accounts receivable on a nuclear and environmental commercial contract in the first quarter of 2017 and the resolution of outstanding contract changes on a nuclear and environmental commercial contract in the first quarter of 2016, partially offset by improved performance in oil and gas services and the acquisition of Camber.

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides a wide range of professional services through its Fleet Support, Integrated Missions Solutions, Nuclear & Environmental, and Oil & Gas groups. Headquartered in Newport News, Virginia, HII employs nearly 37,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from noon today through Thursday, May 11 by calling toll-free (855) 859-2056 or (404) 537-3406 and using conference ID 5589124.
Forward-Looking Statements

Statements in this release, other than statements of historical fact, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31
(in millions, except per share amounts)	2017	2016
Sales and service revenues
Product sales	$1,300	$1,429
Service revenues	424	334
Sales and service revenues	1,724	1,763
Cost of sales and service revenues
Cost of product sales	1,070	1,139
Cost of service revenues	363	289
Income (loss) from operating investments, net	2	—
General and administrative expenses	129	137
Operating income (loss)	164	198
Other income (expense)
Interest expense	(18)	(19)
Other, net	1	(2)
Earnings (loss) before income taxes	147	177
Federal and foreign income taxes	28	41
Net earnings (loss)	$119	$136

Basic earnings (loss) per share	$2.57	$2.89
Weighted-average common shares outstanding	46.3	47.0

Diluted earnings (loss) per share	$2.56	$2.87
Weighted-average diluted shares outstanding	46.4	47.4

Dividends declared per share	$0.60	$0.50

Net earnings (loss) from above	$119	$136
Other comprehensive income (loss)
Change in unamortized benefit plan costs	22	20
Other	4	—
Tax benefit (expense) for items of other comprehensive income	(10)	(8)
Other comprehensive income (loss), net of tax	16	12
Comprehensive income (loss)	$135	$148

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	March 31, 2017	December 31, 2016
Assets
Current Assets
Cash and cash equivalents	$608	$720
Accounts receivable, net of allowance for doubtful accounts of $33 million as of 2017 and $4 million as of 2016	1,178	1,164
Inventoried costs, net	230	210
Prepaid expenses and other current assets	47	48
Total current assets	2,063	2,142
Property, plant, and equipment, net of accumulated depreciation of $1,661 million as of 2017 and $1,627 million as of 2016	1,986	1,986
Goodwill	1,234	1,234
Other intangible assets, net of accumulated amortization of $499 million as of 2017 and $488 million as of 2016	537	548
Deferred tax assets	292	314
Miscellaneous other assets	122	128
Total assets	$6,234	$6,352
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$333	$316
Accrued employees’ compensation	208	241
Current portion of postretirement plan liabilities	147	147
Current portion of workers’ compensation liabilities	218	217
Advance payments and billings in excess of revenues	88	166
Other current liabilities	279	256
Total current liabilities	1,273	1,343
Long-term debt	1,280	1,278
Pension plan liabilities	1,080	1,116
Other postretirement plan liabilities	431	431
Workers’ compensation liabilities	443	441
Other long-term liabilities	89	90
Total liabilities	4,596	4,699
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 52.9 million shares issued and 46.2 million shares outstanding as of March 31, 2017, and 52.6 million shares issued and 46.2 million shares outstanding as of December 31, 2016	1	1
Additional paid-in capital	1,914	1,964
Retained earnings (deficit)	1,414	1,323
Treasury stock	(756)	(684)
Accumulated other comprehensive income (loss)	(935)	(951)
Total stockholders’ equity	1,638	1,653
Total liabilities and stockholders’ equity	$6,234	$6,352

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSDED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31
($ in millions)	2017	2016
Operating Activities
Net earnings (loss)	$119	$136
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	41	41
Amortization of purchased intangibles	11	5
Amortization of debt issuance costs	2	2
Provision for doubtful accounts	29	—
Stock-based compensation	6	5
Deferred income taxes	12	15
Change in:
Accounts receivable	(43)	(12)
Inventoried costs	(20)	2
Prepaid expenses and other assets	11	(9)
Accounts payable and accruals	(56)	(112)
Retiree benefits	(14)	(21)
Other non-cash transactions, net	—	2
Net cash provided by (used in) operating activities	98	54
Investing Activities
Additions to property, plant, and equipment	(58)	(37)
Net cash provided by (used in) investing activities	(58)	(37)
Financing Activities
Dividends paid	(28)	(24)
Repurchases of common stock	(68)	(44)
Employee taxes on certain share-based payment arrangements	(56)	(50)
Net cash provided by (used in) financing activities	(152)	(118)
Change in cash and cash equivalents	(112)	(101)
Cash and cash equivalents, beginning of period	720	894
Cash and cash equivalents, end of period	$608	$793
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$4	$39
Cash paid for interest	$1	$1
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$5	$4

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income (loss),” “segment operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share.”

We internally manage our operations by reference to “segment operating income (loss)” and “segment operating margin,” which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income (loss) and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income (loss) and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income (loss) and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues.

Adjusted net earnings (loss) is defined as net earnings adjusted for the after-tax impact of the FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

FAS/CAS Adjustment is defined as the difference between our pension and postretirement plan expense under GAAP Financial Accounting Standards and the same expense under U.S. Cost Accounting Standards (CAS). Our pension and postretirement plan expense is charged to our contracts under CAS and therefore included in segment operating income.

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income (Loss) and Segment Operating Margin

	Three Months Ended
	March 31
($ in millions)	2017	2016
Ingalls revenues	$550	$586
Newport News revenues	971	993
Technical Solutions revenues	225	208
Intersegment eliminations	(22)	(24)
Sales and Service Revenues	1,724	1,763
Segment Operating Income (Loss)
Ingalls	66	82
As a percentage of Ingalls revenues	12.0%	14.0%
Newport News	72	81
As a percentage of Newport News revenues	7.4%	8.2%
Technical Solutions	(18)	3
As a percentage of Technical Solutions revenues	(8.0)%	1.4%
Segment Operating Income (Loss)	120	166
As a percentage of sales and service revenues	7.0%	9.4%
Non-segment factors affecting operating income (loss):
FAS/CAS Adjustment	49	35
Non-current state income taxes	(5)	(3)
Operating Income (Loss)	164	198
Interest expense	(18)	(19)
Other, net	1	(2)
Federal and foreign income taxes	(28)	(41)
Net Earnings (Loss)	$119	$136

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com